STEAMSHIP SHIPBROKING ENTERPRISES INC.

THIS

AGREEMENT
dated

this

23
rd

day

of

February

2024

by

and

between

Diana

Shipping

Inc.,

a
Marshall Islands

company

having

its registered

office

at

Trust Company

Complex, Ajeltake

Road, Ajeltake
Island,

Majuro,

Marshall

Islands

MH96960

(the

"Company")

and

Steamship

Shipbroking

Enterprises

Inc.
a
Marshall Islands

company

having

its registered

office

at

Trust Company

Complex, Ajeltake

Road, Ajeltake
Island, Majuro, Marshall Islands MH96960 (the

"Broker").

BY

WHICH,

in

consideration

of

the

mutual

covenants

and

agreements

set

forth

herein,

the

parties
hereto agree as follows:
1.

The Company.

Diana Shipping

Inc. is a

leading global

provider of

shipping transportation
services

through

its

ownership

of

dry

bulk

vessels.

The

Company’s

vessels

are

employed

primarily

on
medium

to

long-term

time

charters

and

transport

a

range

of

dry

bulk

cargoes,

including

such
commodities as iron ore, coal,

grain and other materials along

worldwide shipping routes.

2.

Engagement.
The Company

hereby engages

the Broker

to act

as broker

for the

Company
and

for

any

of

its

affiliated

companies

that

own

vessels

managed

by

Diana

Shipping

Services

S.A.

as
directed

by

the

Company

to

assist

the

Company

in

the

provision

of

the

Services

by

providing

to

the
Company

or

to

an

entity

designated

by

the

Company

from

time

to

time,

brokerage

services

relating

to

the
purchase, sale

or chartering

of vessels,

brokerage services

relating to

the repairs

and other

maintenance of
vessels, and

any relevant

consulting services

permitted by

Greek laws

or the

Broker's Law

27/1975 license
(collectively the “Brokerage Services”), and the

Broker hereby accepts such appointment.
3.

Duration.
The

duration

of

the

engagement

shall

be

for

a

term

of

twelve

(12)

months
commencing the

1
st

day of January 2024 and ending (unless

terminated

earlier on the basis

of

any

other
provision of this

Agreement) on the

31
st
day

of December 2024 (the said period

as it may be extended
being hereinafter referred

to as

the "Term").
4.

Representations

of

Broker.
The Broker represents

that

it

has

personnel

fully

qualified,
without the benefit

of any further

training or

experience and has

obtained all necessary

permits and

licenses,
to perform the Brokerage Services. The duties of the

Broker shall be offered on a

worldwide basis. Broker's
duties

and responsibilities

hereunder

shall

always

be subject

to

the

policies

and

directives

of the

board
of

directors

of

the

Company

as

communicated

from time to time

to the Broker.

Subject to the above, the
precise duties, responsibilities and

authority of the Broker may be

expanded, limited or modified, from time to
time, at the discretion of the

board of directors of the Company.

5.

Commission.
Because of

their permanent

relation the

Company shall

pay the

Broker
a lump
sum

commission

in

the

amount

of

United

States

Dollars

$325,000

per

month,

starting

on

the

1
st

day

of
January 2024

payable quarterly

in advance,

subject to required deductions

and withholdings. Commissions
on a percentage basis for

specific deals may be agreed

by separate agreements in writing.
6.
Expenses
.

The

Company

shall

pay

or

reimburse

the

Broker

for

any

out-of

pocket
expenses as such expenses

are not included in

the commission paid to the

Broker.
7.

Termination.
This

Agreement,

unless

otherwise

agreed

in

writing

between

the

parties,
shall be terminated as follows:

(a)
At the end of the Term

,

unless extended by mutual agreement

in writing.
(b)
The parties, by mutual agreement,

may terminate this Agreement at any

time.
(c)
Either

party

may

terminate

this

Agreement

for

any

material

breach

by

the

other

party

of

their
respective obligations under this Agreement.
8.
Change of Control.
(a)

In the event

of a "Change

in Control" (as

defined herein)

within

the duration

of this

Agreement,
the

Broker

has

the

option

to

terminate

this

Agreement

within six

(6) months

following such Change in
Control, and

shall be

eligible to

receive the

payment specified

in sub-paragraph

(c), below,

provided that

the
conditions of said paragraph are

satisfied.
(b)

For purposes of this Agreement, the term "Change of Control" shall mean the:
(i)

acquisition

by

any

individual,

entity

or

group

of

beneficial

ownership

of

twenty-five
percent

(25%)

or

more

of

either

(A)

the

then-outstanding

shares

of

common

stock

of

the
Company

(B)
the

combined

voting

power

of

the

then-outstanding

voting

securities

of

the
Company entitled

to vote

generally
in the

election of

directors; provided, however,

that this
Clause 8(b)(i) shall

not apply to an individual, entity or

group that beneficially owns twenty-five
percent

(25%)

or

more

as

of

the

date

the

Company's

common

shares

are

approved

for
listing on the NYSE.
(ii)

consummation of a

reorganization, merger

or consolidation

of the Company

or the
sale or other disposition

of all or substantially

all of the assets

of the Company and/or of the
Affiliates; or
(iii)

approval

by

the

shareholders

of

the

Company

of

a

complete

liquidation

or
dissolution of the Company.
(c)

If

the

Broker

terminates

this

Agreement

within

six

(6)

months

following

a

Change

of
Control, the

Broker shall

receive a

payment equal

to five

(5) years'
annual

commission.

Receipt

of
the foregoing

shall be

contingent upon

the
Broker's execution and

non-revocation of a

Release of
Claims

in

favor

of

the

Company

and

the

Affiliates

in

a

form

that

is

reasonably

satisfactory

to

the
Company and its counsel.
9.
Notices .
Every

notice,

request,

demand

or

other

communication

under

this
Agreement shall:
(a)

be in writing delivered

personally or by courier

or by fax or

shall be served through

a process
server;
(b)

be deemed to have been received,

subject as otherwise provided

in this Agreement in the
case

of

fax

upon

receipt

of

a

successful

transmission

report

(or

—if

sent

after

business hours—

the
following business day) and in the case of a letter when delivered personally or through courier or served at
the address below; and
(c)

be

sent:

(i)
If to

the Company,

to:
c/o Diana Shipping Services S.A.

Pendelis 16, Palaio Faliro, 175 64

Athens, Greece
Telephone:

+30 210

9470000
Telefax: +30 210 9424975
Attn: Director and President

(ii)
If to

the Broker,

to:
c/o Steamship Shipbroking Enterprises Inc.
Pendelis 26, Palaio Faliro, 175 64
Athens, Greece
Telephone:

+30 210 9485360

Telefax:

+30 210 9401810

Attn: Director and President
or to

such other

person, address or

telefax, as

is notified

by the

relevant Party to

the other

Party to

this
Agreement

and

such

notification

shall

not

become

effective

until

notice

of

such

change

is

actually
received

by

the

other

Party.

Until

such

change

of

person

or

address is

notified, any

notification to

the
above addresses and fax numbers are agreed to be validly effected for the purposes of this Agreement.
10.

Entire

Agreement.
This

Agreement

supersedes

all

prior

agreements

written

or

oral,

with
respect thereto.
11.
Amendments.
This Agreement may

be amended, superseded, canceled,

renewed or
extended
and the terms hereof may be waived, only by a written instrument signed by the parties.
12.

Independent Contractor.
All services provided hereunder shall be provided by the Broker as an independent

contractor.

No

employment

contract,

partnership

or

joint

venture

between

the

Broker

and

the
Company has

been created

in or by this

Agreement

or as a result

of services

provided

hereunder.
13.

Assignment.
This Agreement,

and the

Broker's rights

and obligations

hereunder, may
not

be assigned

by the

Broker;

any

purported

assignment

in

violation

hereof

shall be

null and

void.

This
Agreement,

and

the

Company's

rights

and

obligations

hereunder,

may

not

be

assigned

by

the

Company;
provided,

however,

that in

the event of any sale, transfer or other disposition of all or substantially all of the
Company's

assets and

business,

whether by

merger, consolidation

or otherwise,

the Company shall

assign
this Agreement and its rights hereunder to the successor to its assets and business.
14.

Binding Effect.
This Agreement shall be

binding upon and inure

to the benefit of

the parties
and their respective successors,

permitted assigns, heirs, executors and

legal representative.
15.

Counterparts.
This

Agreement

may

be

executed

by

the

parties

hereto

in

separate
counterparts,

each of which when

so executed

and delivered

shall be an original

but all such

counterparts
together

shall

constitute

one

and

the

same

instrument.

Each

counterpart may consist of

two copies
hereof each signed by one of the parties

hereto.
16.

Headings.
The headings

in this

Agreement are

for reference

only and

shall not

affect the
interpretation of this Agreement.

17.

Governing Law and Jurisdiction.
(a)

This Agreement shall

be governed by and

construed in accordance

with English Law.
(b)

Any dispute arising out of or in

connection with this Agreement

shall be referred to

arbitration
in London in accordance with

the Arbitration Act 1996 or any

statutory modification or re-enactment thereof
save to the extent necessary to give effect to the provisions of this clause.

IN WITNESS WHEREOF, the parties

hereto have signed their names

as of the day

and year first above written.
DIANA SHIPPING INC.
___________________________
By: Anastasios Margaronis
Title: Director and President
STEAMSHIP SHIPBROKING ENTERPRISES INC.
___________________________
By:

Symeon Palios
Title: Director and President